EXHIBIT 10.1

                                 AMENDMENT NO. 3


      This Amendment No. 3 dated as of September 15, 2000 ("Agreement"), is among Carriage Services, Inc., a Delaware corporation (the "Borrower"), the lenders signatory to the Credit Agreement described below (the "Lenders"), and Bank of America, N.A., as administrative agent (the "Administrative Agent") for the Lenders.

                                 INTRODUCTION

      Reference is made to the Credit Agreement dated as of June 14, 1999 (as modified, the "Credit Agreement"), among the Borrower, the Lenders, and NationsBank, N.A. d/b/a Bank of America, N.A., predecessor in interest to the Administrative Agent. The Borrower, the Lenders, and the Administrative Agent have agreed to modify certain financial covenants, decrease the amount of the Commitments under the Credit Agreement to $100,000,000 by ratably decreasing the Commitment of each Lender, and to make other amendments to the Credit Agreement as set forth herein in connection therewith.

      THEREFORE, in connection with the foregoing and for other good and valuable consideration, the Borrower, the Administrative Agent, and the Lenders hereby agree as follows:

Section 1. AMENDMENT.

   (a)      The following definition of "Amendment No. 3" is added to Section
1.01 of the Credit Agreement in the appropriate alphabetical order:

            "AMENDMENT NO. 3" means the Amendment No. 3 dated as of
      September 15, 2000, among the Borrower, the Administrative Agent, and the Lenders amending the terms of this Agreement.

            (b) The definition of "APPLICABLE MARGIN" is modified by replacing the paragraph immediately following the pricing grid in its entirety with the following:

      The foregoing ratio shall be deemed to be equal to or greater than 50%, but less than 55% from the effective date of Amendment No. 3 until redetermination by the Administrative Agent. The Administrative Agent shall thereafter calculate the foregoing ratio and the resulting Applicable Margin based upon the most recent financial statements dated as of the end of a fiscal quarter delivered to the Administrative Agent pursuant to Section 5.06(c); PROVIDED that the foregoing ratio shall be deemed to be the greater of (y) the actual ratio so calculated and (z) 50%. Any adjustments to the Applicable Margin shall become effective on the first day of the month following the month during which such financial statements are required to be delivered to the Administrative Agent, but not before, provided, however, that if such financial statements are not delivered when required hereunder, the foregoing ratio shall be deemed to be greater than 55% and the Applicable Margin shall increase to the maximum percentage amount set forth in the table above from the date when such financial statements are due until three days after the date such financial statements are actually delivered, when the Administrative Agent shall recalculate the foregoing ratio, based upon such delivered financial statements, and the resulting Applicable Margin and the same shall become effective.

      (c) The definition of "EBITDA" is modified by replacing such definition in its entirety with the following:

            "EBITDA" means, with respect to the Borrower and for any period of determination, (a) Net Income for such period PLUS (b) to the extent deducted in determining Net Income, without duplication, Interest Expense, income taxes and other taxes measured by Net Income, depreciation and amortization and payments by the Borrower in respect of Deferred Purchase Price, in each case, for such period, PLUS (c) Restructuring Charges for such period, in an aggregate amount not to exceed $161,000,000 on a pre-tax basis.

      (d) The definition of "ELIGIBLE ASSIGNEE" is modified by replacing subsection (c) of such definition in its entirety with the following:

            (c) Service Corporation International (or its Affiliates) or Southwest Bank of Texas, N.A.,

      (e) The definition of "FIXED CHARGE COVERAGE RATIO" is modified by replacing such definition in its entirety with the following:

            "FIXED CHARGE COVERAGE RATIO" means, with respect to the Borrower and for any period of determination, the ratio of (i) EBITDA for such period MINUS the Borrower's cash taxes paid during such period and PLUS any cash tax refunds received by the Borrower during such period to (ii) the sum of (A) Interest Expense during such period, PLUS (B) scheduled and required principal payments during such period in respect of Total Funded Debt PLUS, (C) to the extent not included in clause (A) or (B) above in this definition, scheduled and required payments made by the Borrower in respect of Deferred Purchase Price for such period.

      (f) The following definition of "RESTRUCTURING CHARGES" is inserted into
Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

            "RESTRUCTURING CHARGES" means, with respect to the Borrower, non-recurring restructuring charges related to the cumulative effect of changes in accounting in connection with the implementation of Securities and Exchange Commission Staff Accounting Bulletin No. 101-Revenue Recognition in Financial Statements, organizational changes, sales of assets, and write-down of assets, in each case, to the extent the same are recognized for financial reporting purposes for periods through June 30, 2001 (or, as to up to $5,000,000 of such charges, through June 30, 2002).

      (g) The definition of "SUBSIDIARY" is modified by replacing such definition in its entirety with the following:

            "SUBSIDIARY" means, with respect to any Person, any other Person (other than an Unrestricted Subsidiary), a majority of whose outstanding Voting Securities (other than director's qualifying shares) shall at any time be owned by such Person or one or more Subsidiaries of such Person.

      (h) The following definition of "UNRESTRICTED SUBSIDIARY" is inserted into
Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

            "UNRESTRICTED SUBSIDIARY" means any Person so designated by the Borrower in writing to the Administrative Agent, PROVIDED that a majority of such Person's outstanding Voting Securities, but less than 100% of such outstanding Voting Securities, are owned by the Borrower or one or more of its Subsidiaries.

      (i)   Section 2.01 is replaced in its entirety with the following:

      Section 2.01. COMMITMENT TO MAKE ADVANCES. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Advances to the Borrower from time-to-time on any Business Day during the period from the date of this Agreement until the Maturity Date in an aggregate amount not to exceed at any time outstanding (a) the amount set opposite such Lender's name on the signature pages of Amendment No. 3 as its Commitment, or if such Lender has entered into any Assignment and Acceptance, the amount set forth for such Lender as its Commitment in the Register maintained by the Administrative Agent pursuant to Section 9.06(c), as such amount may be reduced pursuant to Section 2.05 (such Lender's "Commitment") LESS (b) such Lender's Pro Rata Share of the Letter of Credit Exposure at such time LESS (c) such Lender's Pro Rata Share of the Swing Line Loan at such time. Up to two Borrowings outstanding at any given time may, in the case of Borrowings consisting of Base Rate Advances or of Eurodollar Rate Advances, be in an aggregate amount of not less than $1,000,000 each and in integral multiples of $1,000,000 in excess thereof (including additions thereto by a continuation or Conversion pursuant to Section 2.02(b)). Each other Borrowing shall, in the case of Borrowings consisting of Base Rate Advances or of Eurodollar Rate Advances, be in an aggregate amount not less than $5,000,000 and in integral multiples of $1,000,000 in excess thereof (including additions thereto by a continuation or Conversion pursuant to Section 2.02(b)). In each case, Borrowings shall consist of Advances of the same Type made (or continued or Converted pursuant to Section 2.02(b), as applicable) on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment and subject to the other terms and conditions of this Agreement, the Borrower may from time to time borrow, prepay pursuant to Section 2.08 and reborrow under this Section 2.01.

      (j) Section 2.14 (a)(i)(A)(1) of the Credit Agreement is amended by replacing the reference therein to $10,000,000 with a reference to $20,000,000.

      (k) Sections 5.01, 5.06(p), and 7.01 (d), (e), and (f) of the Credit Agreement are amended by (i) deleting therefrom each reference to "Subsidiary" and replacing each with a reference to "Subsidiary or Unrestricted Subsidiary" or "Subsidiary and Unrestricted Subsidiary," as appropriate, and (ii) deleting therefrom each reference to "Subsidiaries" and replacing each with a reference to "Subsidiaries or Unrestricted Subsidiaries" or "Subsidiary and Unrestricted Subsidiaries," as appropriate.

      (l) Section 5.04 of the Credit Agreement is amended by replacing such
Section in its entirety with the following:

            5.04 PAYMENT OF TAXES, ETC. The Borrower will pay and discharge, and cause each of its Subsidiaries and Unrestricted Subsidiaries to pay and discharge, before the same shall become delinquent, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or Property that are material in amount prior to the date on which penalties attach thereto and (b) all lawful claims that are material in amount which, if unpaid, might by law become a Lien upon any Property of the Borrower or any Subsidiary; PROVIDED, HOWEVER, that neither the Borrower nor any such Subsidiary or Unrestricted Subsidiary shall be required to pay or discharge any such tax, assessment, charge, levy, or claim which is being contested in good faith and by appropriate proceedings, and with respect to which reserves in conformity with GAAP have been provided.

      (m) Section 5.08 of the Credit Agreement is amended by renumbering the existing Section 5.08 as subsection 5.08(a) and adding the following subsection 5.08(b):

            (b) Upon the occurrence of any Event of Default, the Borrower shall cause all Unrestricted Subsidiaries to promptly execute and deliver to the Administrative Agent a Joinder Agreement with such modifications thereto as the Administrative Agent may reasonably request for the purpose of joining such Persons as parties to the Guaranty. In connection therewith, the Borrower shall provide, contemporaneously with the execution and delivery of each such Joinder Agreement, corporate documentation (to the extent not previously provided to the Administrative Agent) and, if requested by the Administrative Agent, opinion letters reasonably satisfactory to the Administrative Agent reflecting the corporate status of each such Unrestricted Subsidiary and the enforceability of such Joinder Agreement.

      (n) Section 6.06(a) of the Credit Agreement is amended by adding, in appropriate numerical order, the following subsection (viii):

            (viii) investments in Unrestricted Subsidiaries, provided that (A) the business and activities thereof are directly or indirectly reasonably related in whole or in material part to the death care industry, and (B) the total amount of investments by Borrower and its Subsidiaries in Unrestricted Subsidiaries shall not exceed $5,000,000.

      (o) Section 6.07(c) of the Credit Agreement is amended by replacing such
Section in its entirety with the following:

            (c) (i) the amount of the consideration paid or contributed for such Acquisition (including all cash paid and Property contributed for such Acquisition, the amount of any liabilities (including unfunded Pre-need Obligations) assumed, and Deferred Purchase Price, but excluding the value of any Common Stock or any preferred stock (including, but not limited to, Redeemable Preferred Stock) that is not prohibited by Section 6.05 of this Agreement, of the Borrower or its Subsidiaries transferred or issued as consideration for such Acquisition), does not, at the time of the making of such Acquisition, exceed 5% of the Borrower's Net Worth as reflected on
      (A) the most recent financial statements of the Borrower delivered to the Lenders pursuant to Section 5.06(c) or (B) any certificate delivered by the Borrower to the Administrative Agent setting forth, in reasonable detail, a calculation of the Borrower's Net Worth as of time of making such Acquisition, and (ii) the aggregate of all such consideration paid or contributed in connection with all Acquisitions (determined as set forth above) during the preceding four fiscal quarters does not, at the time of the making of such Acquisition, exceed 10% of the Borrower's Net Worth as reflected on such financial statements or certificate; and

      (p) Clause (a) of Section 6.09 of the Credit Agreement is amended by replacing such clause in its entirety with the following:

            (a) any investment in any Affiliate (other than a Subsidiary of the Borrower, and except as permitted in Section 6.06(a)(viii));

      (q) Section 6.15 of the Credit Agreement is amended by replacing such
Section in its entirety with the following:

            Section 6.15 [Intentionally Deleted]

      (r) Section 6.16 of the Credit Agreement is amended by replacing such
Section in its entirety with the following:

            Section 6.16 NET WORTH The Borrower will not permit at any time its Net Worth to be less than an amount equal to the difference of (y) the sum of (a) $275,000,000, PLUS (b) 50% of the Borrower's Net Income for each fiscal quarter ending on or after June 30, 1999, during which Borrower had positive Net Income PLUS (c) 100% of the increases in Net Worth from any sale or issuance of any equity securities, including Qualified Preferred Stock (other than the Trust Preferred Stock), of, or any other additions to capital by, the Borrower or its Subsidiaries during each fiscal quarter ending on or after March 31, 1999, MINUS (z) for each fiscal quarter ending after June 30, 2000, the sum of (a) Restructuring Charges, in an aggregate amount not to exceed $137,000,000 on an after-tax basis PLUS (b) payments made to sellers in connection with Acquisitions pursuant to guaranties by the Borrower that the stock component of the purchase price would achieve certain agreed-upon minimum levels of market price, in an aggregate amount not to exceed $11,700,000. The foregoing calculation shall be made without giving effect to any unrealized holding gain or loss related to the mark-to-market of the Borrower's "available for sale" securities pursuant to Financial Accounting Standards Board Bulletin No.115 or any change in the fair value of any interest rate swap that qualifies as a cash flow hedge pursuant to Financial Accounting Standards Board Bulletin No 133.

      (s) The Credit Agreement is amended by adding, in appropriate numerical order, the following Section 6.17:

            6.17 TOTAL FUNDED DEBT TO EBITDA. As of the last day of each fiscal quarter set forth below, the Borrower will not permit the ratio of its Total Funded Debt (excluding the Trust Notes) to its EBITDA (plus, without duplication, the EBITDA for such period of any Person or assets acquired by the Borrower by Acquisition during such period, if so requested by the Borrower, as provided below) for the preceding four fiscal quarters then ended to be greater than the applicable ratio set forth below:

            FISCAL QUARTER(S) ENDED:                  MAXIMUM RATIO:
            -----------------------                   --------------
            9/30/00 -- 12/31/00                       4.75 to 1.00
            3/31/01                                   4.60 to 1.00
            6/30/01                                   4.45 to 1.00
            9/30/01 - 9/30/02                         4.35 to 1.00
            12/31/02 - 9/30/03                        4.00 to 1.00
            12/31/03 and thereafter                   3.75 to 1.00

      For purposes of this Section 6.17, whether or not the Acquisition is not treated as a pooling transaction, the financial results of the acquired Person or assets shall, if requested in writing by the Borrower to the Administrative Agent, be added to the applicable financial results of the Borrower in the same manner as if such transaction were a pooling transaction with such adjustments thereto as are required to reflect nonrecurring items (both positive and negative) that are permitted to be adjusted in accordance with the pro forma financial statement guidelines established by the Securities and Exchange Commission for acquisition accounting for reported acquisitions by public companies or as approved by the Administrative Agent, including addbacks to reflect contractual salary and other compensation adjustments related to the applicable sellers and related parties, contractual lease payment adjustments, and other non-recurring expenses approved by the

      Administrative Agent which are related to the Acquisition, such as broker commissions and advisory fees. With respect to any such Acquisition in which the Borrower so requests adjustments to reflect such nonrecurring items, the Borrower shall deliver to the Agent (promptly, but in any event together with the Compliance Certificate calculating the inclusion of the financial results of such Person or assets with the financial results of the Borrower) the financial reports of the acquired Person or assets, which reports must be (A) audited or reviewed financial reports prepared by an independent certified public accounting firm, or (B) otherwise approved by the Administrative Agent.

      (t) Section 9.02 of the Credit Agreement is amended by replacing the notice information for the Borrower and its counsel set forth therein in its entirety with the following:

      if to the Borrower, at its address at 1900 St. James Place, 4th Floor, Houston, Texas 77056, Attention: Chief Financial Officer (telecopy: (713) 332-8401; telephone: (713) 332-8400), with a copy to Mr. W. Christopher Schaeper, Thompson Knight Brown Parker & Leahy L.L.P., Two Allen Center, 1200 Smith, Suite 3600, Houston, Texas, 77002 (telecopy: (713) 654-1871;
      telephone: (713) 654-8111);

      (u) EXHIBIT H to the Credit Agreement is hereby replaced with the EXHIBIT H attached hereto.

      Section 2. CONSENT. Pursuant to Section 7.01(k)(iii)(B) of the Credit Agreement it is an Event of Default if, without the prior written consent of the Majority Lenders, any modification shall be made to any Debt Document which renders the economic terms of the Senior Notes materially more favorable to the holders of the Senior Notes or materially less favorable to the Borrower. In connection with the modifications proposed to be made to the Debt Documents in connection with this Agreement, the Lenders hereby consent (to the extent such consent is required) to such modifications PROVIDED that the agreement effecting the same is reasonably acceptable, in form and substance, to the Administrative Agent.

      Section 3. AMENDMENT FEE. The Borrower shall pay to the Administrative Agent for the ratable benefit of each Lender that executes and delivers this Agreement on or before September 15, 2000, an amendment fee in an amount equal to 0.375% of such Lender's Commitment (as modified pursuant to this Agreement).

      Section 4. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that (a) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and that by the effective date specified in Section 6 will have been duly authorized by appropriate proceedings, (b) this Agreement constitutes legal, valid, and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity, and (c) upon the effectiveness of this Agreement and the amendment of the Credit Documents as provided for herein, no Event of Default shall exist under the Credit Documents and there shall have occurred no event which with notice or lapse of time would become an Event of Default under the Credit Documents, as amended.

      Section 5. EFFECT ON CREDIT DOCUMENTS. Except as amended herein, the Credit Agreement and all other Credit Documents remain in full force and effect as originally executed. Nothing herein shall act as a waiver of the Administrative Agent's or any Lender's rights under the Credit Documents as amended, including the waiver of any default or event of default, however denominated. The Borrower must continue to comply with the terms of the Credit Documents, as amended. This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement may be a default or event of default under the other Credit Documents.

      Section 6. EFFECTIVENESS. This Agreement shall become binding on Borrower, the Administrative Agent and each Lender upon its execution of a counterpart hereof, subject to the condition that the Administrative Agent shall have received the following on or before November 7, 2000: (a) duly and validly executed counterparts hereof signed by the Borrower, the Administrative Agent, and the Majority Lenders, (b) the Reaffirmation of Guaranty dated as of even date herewith, duly and validly executed by the Guarantors, (c) the amendment fee described above, (d) evidence reasonably acceptable to the Administrative Agent that Borrower's execution, delivery and performance of this Agreement have been duly authorized by appropriate proceedings, and (e) such evidence as the Administrative Agent may reasonably require as to the modifications to the Debt Documents described in Section 2, which modifications shall be approved by the Administrative Agent, such approval not to be unreasonably withheld. No such party may revoke its execution of this Agreement prior to such date, but this Agreement shall not be deemed effective until all of the foregoing conditions have been satisfied.

      Section 7. MISCELLANEOUS. The miscellaneous provisions of the Credit Agreement apply to this Agreement. This Agreement may be signed in any number of counterparts, each of which shall be an original, and may be executed and delivered by telecopier.

      THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

      EXECUTED as of the date first above written.

                                  BORROWER:

                                  CARRIAGE SERVICES, INC.

                                  By:___________________________________________
                                         Thomas C. Livengood, Executive Vice
                                         President and Chief Financial Officer


                                    ADMINISTRATIVE AGENT:

                                    BANK OF AMERICA, N.A.

                                  By:___________________________________________
                                         Craig S. Wall
                                         Senior Vice President


                                    LENDERS:

                                    BANK OF AMERICA, N.A.

      COMMITMENT:                   By:_________________________________________
      -----------                        Craig S. Wall
      $15,385,000                        Senior Vice President

                                    SCI LOAN SERVICES, LLC, successor in
                                    interest to PROVIDENT SERVICES, INC. as a result of a conversion dated 7-20-00

      COMMITMENT:                   By:_________________________________________
      -----------                   Name:_______________________________________
      $19,231,000                   Title:______________________________________

                                    BANK ONE, TEXAS, NA

      COMMITMENT:                   By:_________________________________________
      -----------                   Name:_______________________________________
      $15,385,000                   Title:______________________________________


                                    FIRST UNION NATIONAL BANK


      COMMITMENT:                   By:_________________________________________
      -----------                   Name:_______________________________________
      $7,692,000                    Title:______________________________________


                                    CHASE BANK TEXAS, N.A.

      COMMITMENT:                   By:_________________________________________
      -----------                   Name:_______________________________________
      $13,462,000                   Title:______________________________________


                                    WELLS FARGO BANK (TEXAS), NATIONAL
                                    ASSOCIATION

      COMMITMENT:                   By:_________________________________________
      -----------                   Name:_______________________________________
      $9,615,000                    Title:______________________________________


                                    UNION BANK OF CALIFORNIA, N.A.

      COMMITMENT:                   By:_________________________________________
      -----------                   Name:_______________________________________
      $5,769,000                    Title:______________________________________

                                    SUNTRUST BANK, ATLANTA

      COMMITMENT:                   By:_________________________________________
      -----------                   Name:_______________________________________
      $9,615,000                    Title:______________________________________


                                    SOUTHWEST BANK OF TEXAS, N.A.


      COMMITMENT:                   By:_________________________________________
      -----------                   Name:_______________________________________
      $3,846,000                    Title:______________________________________